As filed with the Securities and Exchange Commission on March 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHA TAU MEDICAL LTD.

(Exact name of Registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiryat HaMada St. 5 Jerusalem, Israel	9777605
(Address of Principal Executive Offices)	(Zip Code)

Alpha Tau Medical Ltd. 2021 Share Incentive Plan

Alpha Tau Medical Ltd. 2021 Employee Share Purchase Plan

(Full Title of the Plan)

Alpha Tau Medical, Inc.

1 Union Street 3rd Floor

Lawrence, MA 01840
(833) 455-3278

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200	Shachar Hadar Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Alpha Tau Medical Ltd. (the “Registrant,” “we” or “our”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 3,520,289 additional ordinary shares, no par value (“Ordinary Shares”), of the Registrant reserved for issuance under the Alpha Tau Medical Ltd. 2021 Share Incentive Plan (the “2021 Plan”) resulting from an automatic annual increase as of January 1, 2026 and (ii) 880,097 additional Ordinary Shares reserved for issuance under the Alpha Tau Medical Ltd. 2021 Employee Share Purchase Plan (the “ESPP”) resulting from an automatic annual increase as of January 1, 2026. Registration Statements of the Registrant on Form S-8 relating to the 2021 Plan and ESPP are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT

ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-264169, 333-270406, 333-277733 and 333-285745), filed with the Securities and Exchange Commission, relating to the 2021 Plan and the ESPP, are incorporated herein by reference.

Item 8. Exhibits.

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
4.1	Amended and Restated Articles of Association of Alpha Tau Medical Ltd.	20-F	001-41316	1.1	March 9, 2023
4.2	Specimen Ordinary Share Certificate	F-4	333-258915	4.5	January 5, 2022
5.1	Opinion of Meitar | Law Offices.					*
23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered accounting firm					*
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1).					*
24.1	Power of Attorney (included on the signature page of the Registration Statement).					*
99.1	2021 Share Incentive Plan of Alpha Tau Medical Ltd.	F-4	333-258915	10.8	December 1, 2021
99.2	2021 Employee Share Purchase Plan of Alpha Tau Medical	F-4	333-258915	10.9	December 1, 2021
107	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel, on March 9, 2026.

ALPHA TAU MEDICAL LTD.

By:	/s/ Uzi Sofer
	Name:	Uzi Sofer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Uzi Sofer and Raphi Levy, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Uzi Sofer	Chief Executive Officer & Chairperson	March 9, 2026
Uzi Sofer	(Principal Executive Officer)

/s/ Raphi Levy	Chief Financial Officer	March 9, 2026
Raphi Levy	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ruth Alon	Director	March 9, 2026
Ruth Alon

/s/ Michael Avruch	Director	March 9, 2026
Michael Avruch

/s/ S. Morry Blumenfeld, Ph.D.	Director	March 9, 2026
S. Morry Blumenfeld, Ph.D.

/s/ Maya Netser	Director	March 9, 2026
Maya Netser

/s/ Alan Adler	Director	March 9, 2026
Alan Adler

/s/ David Milch	Director	March 9, 2026
David Milch
/s/ Nadav Kidron	Director	March 9, 2026
Nadav Kidron

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Alpha Tau Medical Ltd. has signed this registration statement on Form S-8 on March 9, 2026.

ALPHA TAU MEDICAL INC.

By:	/s/ Uzi Sofer
Name:	Uzi Sofer
Title:	President and Director

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